UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2021

Franklin Street Properties Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32470	04-3578653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880
(Address of Principal Executive Offices, and Zip Code)

(781) 557-1300

Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	FSP	NYSE American

ITEM 1.01. Entry into a Material Definitive Agreement.

On September 29, 2021, FSP 999 Peachtree Street LLC (the “Seller”), a wholly-owned subsidiary of Franklin Street Properties Corp. (the “Registrant”), entered into a purchase and sale agreement (the “Agreement”) relating to the sale of real property and improvements with Piedmont Operating Partnership, LP (the “Buyer”).  There are no material relationships, other than in respect of the Agreement, among the Seller, the Registrant or any of the Registrant’s affiliates and the Buyer or any of its affiliates.

The Seller’s real property consists of the office building located at 999 Peachtree Street, Atlanta, Georgia (the “Property”).  The purchase price for the Property is $223,900,000.  The Agreement includes customary representations, warranties, covenants, conditions and termination rights for transactions of this type, including a due diligence inspection period for the Buyer.  Assuming that the Buyer completes a satisfactory due diligence inspection of the Property and certain other conditions are satisfied, the closing of the sale of the Property is expected to take place during the fourth quarter of 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

By:	/s/ George J. Carter
George J. Carter
Chief Executive Officer

Date: October 5, 2021